Exhibit 99.1

Popular, Inc. Announces First Quarter 2019 Financial Results

•	Net income of $167.9 million in Q1 2019, compared to net income of $106.4 million and adjusted net income of $134.1 million in Q4 2018.

•	Net interest margin of 4.20% in Q1 2019, compared to 4.25% in Q4 2018.

•	Credit Quality:

•	Non-performing loans held-in-portfolio (“NPLs”) decreased by $24.9 million from Q4 2018; NPLs to loans ratio at 2.2% vs. 2.3% in Q4 2018;

•	Net charge-offs (“NCOs”) decreased by $46.4 million from Q4 2018; NCOs at 0.92% of average loans held-in-portfolio vs. 1.63% in Q4 2018;

•	Allowance for loan losses to loans held-in-portfolio at 2.07% vs. 2.15% in Q4 2018; and

•	Allowance for loan losses to NPLs at 93.9% vs. 93.2% in Q4 2018.

•	Common Equity Tier 1 ratio of 16.39%, Common Equity per Share of $55.78 and Tangible Book Value per Share of $48.58 at March 31, 2019.

SAN JUAN, Puerto Rico — (BUSINESS WIRE) — Popular, Inc. (the “Corporation,” “Popular,” “we,” “us,” “our”) (NASDAQ:BPOP) reported net income of $167.9 million for the first quarter ended March 31, 2019, compared to net income of $106.4 million and adjusted net income of $134.1 million for the fourth quarter ended December 31, 2018.

Ignacio Alvarez, President and Chief Executive Officer, said: “The first quarter was a great start to 2019 and places us on a solid footing for the remainder of the year. Credit quality metrics were positive, and we achieved loan growth in Puerto Rico for the second quarter in a row, led by our auto finance business. Our unique franchise puts us in a privileged position to take advantage of opportunities that will arise as Puerto Rico’s recovery continues. We continued to make progress in our U.S. mainland operations, which remain an important source of revenue diversification. Loan balances for the quarter were flat, but we are optimistic that loan growth will pick up as the year progresses.”

Earnings Highlights

(Unaudited)	Quarters ended
(Dollars in thousands, except per share information)	31-Mar-19	31-Dec-18	31-Mar-18
Net interest income	$470,963	$476,225	$393,047
Provision for loan losses – non-covered loans	41,825	42,568	69,333
Provision for loan losses – covered loans [1]	—	—	1,730

Net interest income after provision for loan losses	429,138	433,657	321,984
FDIC loss-share expense	—	—	(8,027)
Other non-interest income	136,430	153,167	121,524
Operating expenses	347,420	396,455	322,002

Income before income tax	218,148	190,369	113,479
Income tax expense	50,223	83,966	22,155

Net income	$167,925	$106,403	$91,324

Net income applicable to common stock	$166,994	$105,472	$90,393

Net income per common share - Basic	$1.69	$1.06	$0.89

Net income per common share - Diluted	$1.69	$1.05	$0.89

[1]	Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that were covered under the terminated FDIC loss sharing agreements.

Significant Events

Accelerated share repurchase transaction

On February 28, 2019, the Corporation entered into an accelerated share repurchase (“ASR”) transaction of $250 million with respect to its common stock, which was accounted for as a treasury stock transaction. Accordingly, as a result of the receipt of the initial shares, the Corporation recognized in shareholders’ equity approximately $200 million in treasury stock and $50 million as a reduction in capital surplus. The Corporation expects to further adjust its treasury stock and capital surplus accounts to reflect the delivery or receipt of cash or shares upon the termination of the ASR agreement, which will depend on the average price of the Corporation’s shares during the term of the ASR.

Increase in quarterly common stock dividend

As part of its capital plan for 2019, on January 23, 2019, the Corporation announced an increase in its quarterly common stock dividend from $0.25 per share to $0.30 per share, payable commencing in the second quarter of 2019. On February 15, 2019, the Corporation’s Board of Directors approved the first quarterly cash dividend of $0.30 per share on its outstanding common stock, which was paid on April 1, 2019 to shareholders of record at the close of business on March 8, 2019.

Adjusted results – Non-GAAP

The Corporation prepares its Consolidated Financial Statement using accounting principles generally accepted in the U.S. (“U.S. GAAP” or the “reported basis”). In addition to analyzing the Corporation’s results on the reported basis, management monitors the “Adjusted net income” of the Corporation and excludes from such calculation the impact of certain transactions on the results of its operations. Management believes that “Adjusted net income” provides meaningful information to investors about the underlying performance of the Corporation’s ongoing operations. “Adjusted net income” is a non-GAAP financial measure.

The table below describes adjustments to net income for the quarter ended December 31, 2018. No adjustments to net income are reflected for the quarter ended March 31, 2019.

(Unaudited)
	Quarter ended
(In thousands)	31-Dec-18
	Pre-tax	Income tax effect	Impact on net income
U.S. GAAP Net income			$106,403
Non-GAAP Adjustments:
Impact of Law Act No.257[1]	—	27,686	27,686

Adjusted net income (Non-GAAP)			$134,089

[1]

On December 10, 2018, the Governor of Puerto Rico signed into law Act No.257 of 2018, which amended the Puerto Rico Internal Revenue Code, to among other things, reduce the Puerto Rico corporate tax rate from 39% to 37.5%. The resulting adjustments reduced the DTA related to the Corporation’s P.R. operations as a result of a lower realizable benefit at the lower tax rate.

Net interest income

Net interest income for the quarter ended March 31, 2019 was $471.0 million, compared to $476.2 million for the previous quarter. The net interest margin was 4.20% for the quarter, compared to 4.25% for the previous quarter.

The decrease of $5.2 million in net interest income is mainly the result of the following:

•

Lower income from the commercial loan portfolio by $3.8 million, or 5 basis points, mainly at Popular Bank (“Popular U.S.” or “PB”) due to lower prepayment penalties collected on cancelled loans and the impact of two fewer days in the quarter. The results for the fourth quarter of 2018 for Banco Popular de Puerto Rico (“BPPR”) benefited from a positive adjustment of $5.7 million to interest income due to the prepayment of a commercial loan accounted for under ASC 310-30;

•	Lower income from construction loans by $1.6 million, or 20 basis points, mainly at Popular Bank due to lower average balance of the portfolio;

•

Lower income from the auto loans portfolio by $3.0 million, or 77 basis points, driven by $4.5 million lower amortization of the fair value discount of the portfolio acquired from Wells Fargo during the third quarter of 2018 and the impact of two fewer days in the quarter, partially offset by higher average volume of loans by $141 million; and

•

Higher cost of interest-bearing deposits by $5.6 million, or 8 basis points, was mainly due to higher average balances in NOW and money market and savings accounts, driven by public sector deposits at BPPR, coupled with the impact of the increase in short-term rates at the end of the fourth quarter of 2018. Popular Bank reflected an increase in the cost of time deposits, mainly related to its digital deposit channel.

Partially offset by:

•

Higher income from money market, trading and investments by $6 million, or 10 basis points, as a result of higher yields during the quarter, including the impact of the increase in the Fed Funds rate by 25 basis points in December 2018 as well as higher average balance of money market investment and debt securities; and

•

Lower borrowing costs by $1.9 million, or 6 basis points, due mainly to lower rates on borrowings as a result of the Corporation having redeemed during the fourth quarter of 2018 $450 million, 7% Senior Notes and issued during the third quarter of 2018 $300 million of its 6.125% Senior Notes due 2023.

BPPR’s net interest income amounted to $407.4 million for the quarter ended March 31, 2019, compared to $408.7 million in the previous quarter. The decrease of $1.3 million in net interest income was mainly due to higher cost and higher average deposit balances, principally from the public sector. Also, lower income from the auto loans portfolio driven by lower amortization of the fair value discount portfolio acquired from Wells Fargo, partially offset by higher interest income from money market and investment securities, as mentioned above. The net interest margin for the first quarter of 2019 was 4.49%, a decrease of 2 basis points when compared to 4.51% for the previous quarter. The decrease in net interest margin was due to higher cost of deposits and lower yield on the auto portfolio. BPPR’s earning assets yielded 5.07%, compared to 5.04% in the previous quarter, while the cost of interest-bearing deposits was 0.79%, or 6 basis points higher than the 0.73% reported in the previous quarter. Total cost of deposits for the quarter was 0.60%. The impact of 2 fewer days in the quarter represented approximately $6.3 million in BPPR’s net interest income.

Net interest income for Popular U.S. was $72.8 million, for the quarter ended March 31, 2019, compared to $77.9 million during the previous quarter. The decrease of $5.1 million in net interest income was primarily due to lower income from commercial and construction loans, lower fees earned on the cancellation of loans and higher cost of deposits, as discussed above. Net interest margin for the quarter decreased 21 basis points to 3.40%, compared to 3.61% for the previous quarter. Earning assets yielded 4.61%, compared to 4.74% in the previous quarter, while the cost of interest-bearing deposits was 1.51%, compared to 1.38% in the previous quarter. The impact of 2 fewer days in the quarter represented approximately $1.3 million in Popular U.S. ‘s net interest income.

Non-interest income

Non-interest income decreased by $16.7 million to $136.4 million for the quarter ended March 31, 2019, compared to $153.2 million for the previous quarter. The reduction in non-interest income was primarily driven by:

•

Lower other service fees by $5.9 million due to lower credit card and debit fees by $1.5 million and $0.7 million, respectively, as a result of lower interchange fees due to lower seasonal transaction volumes. Also, lower insurance fees by $1.6 million due to contingent commissions, which are typically recognized during the fourth quarter;

•

lower income on mortgage banking activities by $9.5 million, mainly due to a variance in the fair value of mortgage servicing rights that included an $8.7 million positive adjustment during the fourth quarter of 2018; and

•

lower other operating income by $11.1 million, principally due to $9.5 million in recoveries for hurricane-related claims recognized in the previous quarter and lower modification fees received for the successful completion of loss mitigation alternatives by $1.3 million.

These variances were partially offset by:

•	Higher unrealized net gains on equity securities by $3.5 million mainly on deferred compensation plans that have an offsetting expense in personnel costs; and

•	favorable variance in adjustments to indemnity reserves of $6.4 million related to loans previously sold with credit recourse at BPPR.

Refer to Table B for further details.

Operating expenses

Operating expenses for the first quarter of 2019 amounted to $347.4 million, a decrease of $49.0 million when compared to the fourth quarter of 2018. The decrease in operating expenses was driven primarily by:

•

Lower personnel costs by $29.9 million, as a result of $17.2 million recognized during the fourth quarter of 2018 in connection with the implementation of the Voluntary Retirement Program (“VRP”) and $13.9 million related to annual incentives tied to the Corporation’s profit-sharing plans;

•	lower business promotion expenses by $7.0 million due to lower seasonal advertising costs and lower consumer reward program expense; and

•

favorable variance of $12.5 million, resulting from the recognition of a loss in the fourth quarter of 2018 in connection with the early extinguishment of $450 million in 7% Senior Notes, which were due in 2019.

Full-time equivalent employees were 8,242 as of March 31, 2019, compared to 8,474 as of December 31, 2018. The decrease in headcount is mainly related to the net impact of the VRP.

For a breakdown of operating expenses by category refer to Table B.

Income taxes

For the quarter ended March 31, 2019, the Corporation recorded an income tax expense of $50.2 million, compared to $84.0 million for the previous quarter. As previously disclosed, during the fourth quarter of 2018 the Corporation recognized a non-cash income tax expense of $27.7 million resulting from adjustments to the DTA related to its Puerto Rico operations due to the enactment of Act No. 257 of 2018, which amended the Puerto Rico Internal Revenue Code to, among other things, reduce the corporate income tax rate from 39% to 37.5%.

The effective tax rate for the first quarter of 2019 was 23%. Excluding the impact of the above mentioned adjustment, the effective tax rate for the fourth quarter of 2018 was 30% as more income was recognized at the 39% marginal tax rate in Puerto Rico and the debt extinguishment expenses of $12.5 million recorded during that quarter were not subject to a tax benefit. The effective tax rate of the Corporation is impacted by the composition and source of its taxable income. For the year 2019, the Corporation expects its consolidated effective tax rate to be within a range from 22-25%.

Credit Quality

During the first quarter of 2019, the Puerto Rico segment continued to reflect positive credit quality trends. Mortgage delinquencies continued to improve, and net charge-offs were at 0.71% on that portfolio. The Corporation continues to be attentive to the performance of its portfolios and related credit metrics. The credit quality metrics of our U.S. operation also remained favorable. The following presents credit quality results for the first quarter of 2019.

•

Inflows of NPLs held-in-portfolio, excluding consumer loans, decreased by $13.1 million quarter-over-quarter, primarily related to lower P.R. commercial inflows. P.R. mortgage inflows for the quarter remained stable, mainly driven by lower early delinquencies.

•

Total non-performing loans held-in-portfolio decreased by $24.9 million from the fourth quarter of 2018, mainly driven by lower P.R. commercial NPLs of $16.7 million, primarily related to a $12.0 million charge-off on a previously reserved loan. P.R. mortgage NPLs continued to gradually improve, decreasing by $5.7 million from the fourth quarter of 2018. At March 31, 2019, the ratio of NPLs to total loans held-in-portfolio was 2.2%, compared to 2.3% in the fourth quarter of 2018.

•

Net charge-offs decreased by $46.4 million from the fourth quarter of 2018, primarily driven by lower P.R. commercial NCOs of $35.1 million, as the prior quarter included charge-offs from two large relationships. In addition, P.R. mortgage NCOs decreased by $6.9 million from the prior quarter. The Corporation’s ratio of annualized net charge-offs to average loans held-in-portfolio was 0.92%, compared to 1.63% in the fourth quarter of 2018. Refer to Table J for further information on net charge-offs and related ratios.

•

The allowance for loan and lease losses (“ALLL”) decreased by $18.7 million from the fourth quarter of 2018 to $550.6 million. The P.R. segment ALLL decreased by $22.8 million, principally due to charge-offs from impaired loans, most significantly the abovementioned $12.0 million charge-off, coupled with improvements in loss trends in the mortgage portfolio.

•

The general and specific reserves totaled $448.7 million and $101.9 million, respectively, at quarter-end, compared with $449.7 million and $119.7 million, respectively, as of December 31, 2018. The ratio of the allowance for loan losses to loans held-in-portfolio was 2.07% in the first quarter of 2019, compared to 2.15% in the previous quarter. The ratio of the allowance for loan losses to NPLs held-in-portfolio stood at 93.9% compared to 93.2% in the previous quarter.

•

The provision for loan losses for the first quarter of 2019 remained essentially flat at $41.8 million. The P.R. segment provision decreased by $12.0 million, while the U.S. segment increased by $11.3 million, primarily driven by the commercial portfolios. The provision to net charge-offs ratio was 69.1% in the first quarter of 2019, compared to 39.8% in the previous quarter.

Non-Performing Assets

(Unaudited)
(In thousands)	31-Mar-19	31-Dec-18	31-Mar-18
Total non-performing loans held-in-portfolio, excluding covered loans	$586,202	$611,087	$606,796
Other real estate owned (“OREO”), excluding covered OREO	125,478	136,705	153,061

Total non-performing assets, excluding covered assets	711,680	747,792	759,857
Covered loans and OREO	—	—	18,928

Total non-performing assets	$711,680	$747,792	$778,785

Net charge-offs for the quarter (excluding covered loans)	$60,545	$106,938	$52,547

Ratios (excluding covered loans):
Non-covered loans held-in-portfolio	$26,647,708	$26,507,889	$24,087,937
Non-performing loans held-in-portfolio to loans held-in-portfolio	2.20%	2.31%	2.52%
Allowance for loan losses to loans held-in-portfolio	2.07	2.15	2.52
Allowance for loan losses to non-performing loans, excluding loans held-for-sale	93.93	93.17	100.03

Refer to Table H for additional information.

Provision for Loan Losses

(Unaudited)	Quarters ended
(In thousands)	31-Mar-19	31-Dec-18	31-Mar-18
Provision (reversal) for loan losses:
BPPR	$31,454	$43,461	$56,718
Popular U.S.	10,371	(893)	12,615

Total provision for loan losses - non-covered loans	$41,825	$42,568	$69,333

Provision for loan losses - covered loans	—	—	1,730

Total provision for loan losses	$41,825	$42,568	$71,063

Credit Quality by Segment

(Unaudited)
(In thousands)	Quarters ended
BPPR	31-Mar-19	31-Dec-18	31-Mar-18
Provision for loan losses	$31,454	$43,461	$56,718
Net charge-offs	54,229	96,479	41,227
Total non-performing loans held-in-portfolio, excluding covered loans	544,992	568,098	573,516
Allowance / non-covered loans held-in-portfolio	2.42%	2.55%	3.01%

	Quarters ended
Popular U.S.	31-Mar-19	31-Dec-18	31-Mar-18
Provision (reversal) for loan losses	$10,371	$(893)	$12,615
Net charge-offs	6,316	10,459	11,320
Total non-performing loans held-in-portfolio	41,210	42,989	33,280
Allowance / non-covered loans held-in-portfolio	1.00%	0.94%	1.16%

Financial Condition Highlights

(Unaudited)
(In thousands)	31-Mar-19	31-Dec-18	31-Mar-18
Cash and money market investments	$5,190,692	$4,565,083	$7,264,086
Investment securities	13,839,874	13,595,130	10,733,010
Loans not covered under loss-sharing agreements with the FDIC	26,647,708	26,507,889	24,087,937
Loans covered under loss-sharing agreements with the FDIC	—	—	514,611
Total assets	48,680,607	47,604,577	45,756,761
Deposits	40,879,838	39,710,039	37,134,093
Borrowings	1,377,401	1,537,673	2,130,465
Total liabilities	43,240,547	42,169,520	40,691,852
Stockholders’ equity	5,440,060	5,435,057	5,064,909

Total assets increased by $1.1 billion from the fourth quarter of 2018, driven by:

•	An increase of $0.6 billion in cash and money market investments, mainly due to an increase in public sector deposits at BPPR, partially offset by purchases of mortgage-backed securities;

•

An increase of $0.2 billion in debt securities available-for-sale mainly due to purchases of mortgage-backed securities at BPPR and PB, partially offset by maturities of U.S. Treasury securities at BPPR;

•	An increase of $0.1 billion in loans held-in-portfolio, mainly driven by growth of auto loans and leases at the BPPR segment; and

•

An increase of $0.1 billion in other assets due to the recognition of right-of-use assets as a result of the implementation of the new lease accounting standard, which required balance sheet recognition of operating lease contracts.

Total liabilities increased by $1.1 billion from the fourth quarter of 2018, mainly due to:

•

An increase of $1.2 billion in deposits due to an increase of $0.8 billion and $0.1 billion, respectively, in Puerto Rico public sector deposits and private savings deposits at BPPR and $0.2 billion in non-brokered time deposits at PB; and

•	An increase of $0.1 billion in other liabilities due to the recognition of operating lease liabilities, as discussed above.

Partially offset by:

•	A decrease of $0.2 billion in borrowings due to a decrease in assets sold under agreements to repurchase and Federal Home Loan Bank advances mainly at PB.

Stockholders’ equity increased by approximately $5.0 million from the fourth quarter of 2018, principally due to the net income for the quarter of $167.9 million and lower unrealized losses on debt securities available-for-sale by $101.4 million, offset by other adjustments including the impact of the $250 million accelerated share repurchase transaction and declared dividends on common and preferred stock.

Common equity tier-1 ratio (“CET1”), common equity per share and tangible book value per share were 16.39%, $55.78 and $48.58, respectively, at March 31, 2019, compared to 16.90%, $53.88 and $46.90 at December 31, 2018. Refer to Table A for capital ratios.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those about Popular’s business, financial condition, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include without limitation the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings and new accounting standards on the Corporation’s financial condition and results of operations. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Annual Report on Form 10-K for the year ended December 31, 2018, and in our Form 10-Q for the first quarter ended March 31, 2019 to be filed with the SEC. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

About Popular, Inc.

Popular, Inc. is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. Virgin Islands. Popular also offers auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the mainland United States, Popular provides retail, mortgage and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

Conference Call

Popular will hold a conference call to discuss its financial results today Thursday, April 18, 2019 at 11:00 a.m. Eastern Time. The call will be open to the public and broadcasted live over the Internet, and can be accessed through the Investor Relations section of the Corporation’s website: www.popular.com.

Listeners are recommended to go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call may also be accessed through a dial-in telephone number 1-866-235-1201 or 1-412-902-4127. There is no charge to access the call.

A replay of the webcast will be archived in Popular’s website. A telephone replay will be available one hour after the end of the conference call through Friday, May 17, 2019. The replay dial-in is: 1-877-344-7529 or 1-412-317-0088. The replay passcode is 10129964.

An electronic version of this press release can be found at the Corporation’s website: www.popular.com.

Popular, Inc.

Financial Supplement to First Quarter 2019 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER

Table E - Intentionally Left Blank (Consolidated Average Balances and Yield / Rate Analysis - YTD)

Table F - Mortgage Banking Activities & Other Service Fees

Table G - Loans and Deposits

Table H - Non-Performing Assets

Table I - Activity in Non-Performing Loans

Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED

Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS

Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - POPULAR U.S. OPERATIONS

Table N - Reconciliation to GAAP Financial Measures

POPULAR, INC.

Financial Supplement to First Quarter 2019 Earnings Release

Table A - Selected Ratios and Other Information

(Unaudited)

	Quarters ended
	31-Mar-19	31-Dec-18	31-Mar-18
Basic EPS	$1.69	$1.06	$0.89
Diluted EPS	$1.69	$1.05	$0.89
Average common shares outstanding	98,581,743	99,933,184	101,696,343
Average common shares outstanding - assuming dilution	98,758,898	100,114,358	101,837,212
Common shares outstanding at end of period	96,629,891	99,942,845	102,189,914
Market value per common share	$52.13	$47.22	$41.62
Market capitalization - (In millions)	$5,037	$4,719	$4,253
Return on average assets	1.40%	0.88%	0.84%
Return on average common equity	12.17%	7.57%	7.06%
Net interest margin	4.20%	4.25%	3.89%
Common equity per share	$55.78	$53.88	$49.07
Tangible common book value per common share (non-GAAP) [1]	$48.58	$46.90	$42.61
Tangible common equity to tangible assets (non-GAAP) [1]	9.78%	9.99%	9.66%
Tier 1 capital	16.39%	16.90%	16.80%
Total capital	19.00%	19.54%	19.74%
Tier 1 leverage	9.57%	9.88%	9.98%
Common Equity Tier 1 capital	16.39%	16.90%	16.80%

[1]	Refer to Table N for reconciliation to GAAP financial measures.

POPULAR, INC.

Financial Supplement to First Quarter 2019 Earnings Release

Table B - Consolidated Statement of Operations

(Unaudited)

	Quarters ended		Variance	Quarter ended	Variance
(In thousands, except per share information)	31-Mar-19	31-Dec-18	Q1 2019 vs. Q4 2018	31-Mar-18	Q1 2019 vs. Q1 2018
Interest income:
Loans	$447,713	$455,238	$(7,525)	$373,584	$74,129
Money market investments	29,220	25,030	4,190	22,285	6,935
Investment securities	81,036	79,287	1,749	57,209	23,827

Total interest income	557,969	559,555	(1,586)	453,078	104,891

Interest expense:
Deposits	70,826	65,215	5,611	38,688	32,138
Short-term borrowings	1,600	1,823	(223)	2,013	(413)
Long-term debt	14,580	16,292	(1,712)	19,330	(4,750)

Total interest expense	87,006	83,330	3,676	60,031	26,975

Net interest income	470,963	476,225	(5,262)	393,047	77,916
Provision for loan losses - non-covered loans	41,825	42,568	(743)	69,333	(27,508)
Provision for loan losses - covered loans	—	—	—	1,730	(1,730)

Net interest income after provision for loan losses	429,138	433,657	(4,519)	321,984	107,154

Service charges on deposit accounts	38,691	38,973	(282)	36,455	2,236
Other service fees	64,307	70,226	(5,919)	60,602	3,705
Mortgage banking activities	9,926	19,394	(9,468)	12,068	(2,142)
Net gain (loss), including impairment, on equity securities	1,433	(2,039)	3,472	(646)	2,079
Net profit (loss) on trading account debt securities	260	91	169	(198)	458
Net gain on sale of loans, including valuation adjustments on loans held-for-sale	—	33	(33)	—	—
Adjustments (expense) to indemnity reserves on loans sold	(93)	(6,477)	6,384	(2,926)	2,833
FDIC loss-share expense	—	—	—	(8,027)	8,027
Other operating income	21,906	32,966	(11,060)	16,169	5,737

Total non-interest income	136,430	153,167	(16,737)	113,497	22,933

Operating expenses:
Personnel costs
Salaries	84,450	86,569	(2,119)	78,397	6,053
Commissions, incentives and other bonuses	25,761	23,315	2,446	21,316	4,445
Pension, postretirement and medical insurance	9,761	11,698	(1,937)	9,929	(168)
Other personnel costs, including payroll taxes	23,145	51,465	(28,320)	16,210	6,935

Total personnel costs	143,117	173,047	(29,930)	125,852	17,265
Net occupancy expenses	23,537	24,500	(963)	22,802	735
Equipment expenses	19,705	18,504	1,201	17,206	2,499
Other taxes	11,662	12,583	(921)	10,902	760
Professional fees
Collections, appraisals and other credit related fees	3,724	4,043	(319)	3,058	666
Programming, processing and other technology services	60,178	55,089	5,089	51,305	8,873
Legal fees, excluding collections	3,489	4,118	(629)	5,763	(2,274)
Other professional fees	20,075	25,846	(5,771)	22,859	(2,784)

Total professional fees	87,466	89,096	(1,630)	82,985	4,481
Communications	5,849	5,765	84	5,906	(57)
Business promotion	14,674	21,653	(6,979)	12,009	2,665
FDIC deposit insurance	4,806	5,223	(417)	6,920	(2,114)
Loss on early extinguishment of debt	—	12,522	(12,522)	—	—
Other real estate owned (OREO) expenses	2,677	2,310	367	6,131	(3,454)
Credit and debit card processing, volume, interchange and other expenses	8,223	4,790	3,433	4,608	3,615

Other operating expenses
Operational losses	4,888	9,103	(4,215)	9,924	(5,036)
All other	18,504	15,006	3,498	14,432	4,072

Total other operating expenses	23,392	24,109	(717)	24,356	(964)
Amortization of intangibles	2,312	2,353	(41)	2,325	(13)

Total operating expenses	347,420	396,455	(49,035)	322,002	25,418

Income before income tax	218,148	190,369	27,779	113,479	104,669
Income tax expense	50,223	83,966	(33,743)	22,155	28,068

Net income	$167,925	$106,403	$61,522	$91,324	$76,601

Net income applicable to common stock	$166,994	$105,472	$61,522	$90,393	$76,601

Net income per common share - basic	$1.69	$1.06	$0.63	$0.89	$0.80

Net income per common share - diluted	$1.69	$1.05	$0.64	$0.89	$0.80

Dividends Declared per Common Share	$0.30	$0.25	$0.05	$0.25	$0.05

Popular, Inc.

Financial Supplement to First Quarter 2019 Earnings Release

Table C - Consolidated Statement of Financial Condition

(Unaudited)

				Variance
				Q1 2019 vs.
(In thousands)	31-Mar-19	31-Dec-18	31-Mar-18	Q4 2018
Assets:
Cash and due from banks	$376,558	$394,035	$280,077	$(17,477)
Money market investments	4,814,134	4,171,048	6,984,009	643,086
Trading account debt securities, at fair value	39,217	37,787	42,386	1,430
Debt securities available-for-sale, at fair value	13,542,695	13,300,184	10,420,589	242,511
Debt securities held-to-maturity, at amortized cost	99,455	101,575	104,817	(2,120)
Equity securities	158,507	155,584	165,218	2,923
Loans held-for-sale, at lower of cost or fair value	43,985	51,422	77,701	(7,437)
Loans held-in-portfolio:
Loans not covered under loss-sharing agreements with the FDIC	26,808,287	26,663,713	24,224,793	144,574
Loans covered under loss-sharing agreements with the FDIC	—	—	514,611	—
Less: Unearned income	160,579	155,824	136,856	4,755
Allowance for loan losses	550,628	569,348	640,578	(18,720)

Total loans held-in-portfolio, net	26,097,080	25,938,541	23,961,970	158,539

FDIC loss-share asset	—	—	44,469	—
Premises and equipment, net	557,517	569,808	544,109	(12,291)
Other real estate not covered under loss-sharing agreements with the FDIC	125,478	136,705	153,061	(11,227)
Other real estate covered under loss-sharing agreements with the FDIC	—	—	15,333	—
Accrued income receivable	162,797	166,022	157,340	(3,225)
Mortgage servicing assets, at fair value	167,813	169,777	166,281	(1,964)
Other assets	1,799,728	1,714,134	1,978,760	85,594
Goodwill	671,122	671,122	627,294	—
Other intangible assets	24,521	26,833	33,347	(2,312)

Total assets	$48,680,607	$47,604,577	$45,756,761	$1,076,030

Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$9,046,104	$9,149,036	$8,698,610	$(102,932)
Interest bearing	31,833,734	30,561,003	28,435,483	1,272,731

Total deposits	40,879,838	39,710,039	37,134,093	1,169,799

Assets sold under agreements to repurchase	200,871	281,529	380,061	(80,658)
Other short-term borrowings	42	42	186,200	—
Notes payable	1,176,488	1,256,102	1,564,204	(79,614)
Other liabilities	983,308	921,808	1,427,294	61,500

Total liabilities	43,240,547	42,169,520	40,691,852	1,071,027

Stockholders’ equity:
Preferred stock	50,160	50,160	50,160	—
Common stock	1,043	1,043	1,043	—
Surplus	4,313,040	4,365,606	4,300,936	(52,566)
Retained earnings	1,794,644	1,651,731	1,261,775	142,913
Treasury stock	(394,848)	(205,509)	(86,167)	(189,339)
Accumulated other comprehensive loss, net of tax	(323,979)	(427,974)	(462,838)	103,995

Total stockholders’ equity	5,440,060	5,435,057	5,064,909	5,003

Total liabilities and stockholders’ equity	$48,680,607	$47,604,577	$45,756,761	$1,076,030

Popular, Inc.

Financial Supplement to First Quarter 2019 Earnings Release

Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER

(Unaudited)

	Quarters ended									Variance
	31-Mar-19			31-Dec-18			31-Mar-18			Q1 2019 vs. Q4 2018			Q1 2019 vs. Q1 2018
($ amounts in millions; yields not on a taxable equivalent basis)	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$18,773	$110.3	2.37%	$18,278	$104.3	2.27%	$16,748	$79.5	1.91%	$495	$6.0	0.10%	$2,025	$30.8	0.46%

Loans not covered under loss sharing agreements with the FDIC:
Commercial	12,064	178.3	5.99	11,967	182.1	6.04	11,469	161.5	5.71	97	(3.8)	(0.05)	595	16.8	0.28
Construction	807	13.6	6.85	905	15.2	6.65	905	13.6	6.08	(98)	(1.6)	0.20	(98)	—	0.77
Mortgage	7,134	91.1	5.11	7,149	90.1	5.04	7,073	89.0	5.04	(15)	1.0	0.07	61	2.1	0.07
Consumer	2,814	82.8	11.93	2,815	83.6	11.78	2,885	78.1	10.98	(1)	(0.8)	0.15	(71)	4.7	0.95
Auto	2,729	67.6	10.05	2,588	70.6	10.82	922	19.0	8.34	141	(3.0)	(0.77)	1,807	48.6	1.71
Lease financing	944	14.3	6.08	913	13.6	5.97	819	12.3	5.99	31	0.7	0.11	125	2.0	0.09

Total loans	26,492	447.7	6.83	26,337	455.2	6.87	24,073	373.5	6.27	155	(7.5)	(0.04)	2,419	74.2	0.56

Total interest earning assets	$45,265	$558.0	4.98%	$44,615	$559.5	4.99%	$40,821	$453.0	4.48%	$650	(1.5)	(0.01)%	$4,444	$105.0	0.50%

Allowance for loan losses	(576)			(621)			(634)			45			58
Other non-interest earning assets	3,938			3,925			4,063			13			(125)

Total average assets	$48,627			$47,919			$44,250			$708			$4,377

Liabilities and Stockholders’ Equity:
Interest bearing deposits:
NOW and money market	$14,051	$33.8	0.97%	$13,848	$30.4	0.87%	$11,194	$11.5	0.42%	$203	$3.4	0.10%	$2,857	$22.3	0.55%
Savings	9,847	9.9	0.41	9,728	9.9	0.40	8,744	5.2	0.24	119	—	0.01	1,103	4.7	0.17
Time deposits	7,676	27.1	1.43	7,419	24.9	1.33	7,697	22.0	1.16	257	2.2	0.10	(21)	5.1	0.27

Total interest-bearing deposits	31,574	70.8	0.91	30,995	65.2	0.83	27,635	38.7	0.57	579	5.6	0.08	3,939	32.1	0.34
Borrowings	1,469	16.2	4.44	1,658	18.1	4.38	2,041	21.3	4.21	(189)	(1.9)	0.06	(572)	(5.1)	0.23

Total interest-bearing liabilities	33,043	87.0	1.07	32,653	83.3	1.01	29,676	60.0	0.82	390	3.7	0.06	3,367	27.0	0.25

Net interest spread			3.91%			3.98%			3.66%			(0.07)%			0.25%

Non-interest bearing deposits	8,953			8,895			8,434			58			519
Other liabilities	1,016			799			898			217			118
Stockholders’ equity	5,615			5,572			5,242			43			373

Total average liabilities and stockholders’ equity	$48,627			$47,919			$44,250			$708			$4,377

Net interest income / margin non-taxable equivalent basis		$471.0	4.20%		$476.2	4.25%		$393.0	3.89%		($5.2)	(0.05)%		$78.0	0.31%

Popular, Inc.

Financial Supplement to First Quarter 2019 Earnings Release

Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE

[THIS PAGE INTENTIONALLY LEFT BLANK]

Popular, Inc.

Financial Supplement to First Quarter 2019 Earnings Release

Table F - Mortgage Banking Activities and Other Service Fees

(Unaudited)

Mortgage Banking Activities

	Quarters ended			Variance
(In thousands)	31-Mar-19	31-Dec-18	31-Mar-18	Q1 2019 vs.Q4 2018	Q1 2019 vs.Q1 2018
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$11,687	$12,327	$12,456	$(640)	$(769)
Mortgage servicing rights fair value adjustments	(3,825)	4,646	(4,307)	(8,471)	482

Total mortgage servicing fees, net of fair value adjustments	7,862	16,973	8,149	(9,111)	(287)

Net gain on sale of loans, including valuation on loans held-for-sale	4,017	2,893	1,057	1,124	2,960

Trading account (loss) profit:
Unrealized losses on outstanding derivative positions	—	(122)	(221)	122	221
Realized (losses) gains on closed derivative positions	(1,953)	(350)	3,083	(1,603)	(5,036)

Total trading account (loss) profit	(1,953)	(472)	2,862	(1,481)	(4,815)

Total mortgage banking activities	$9,926	$19,394	$12,068	$(9,468)	$(2,142)

Other Service Fees

	Quarters ended			Variance
(In thousands)	31-Mar-19	31-Dec-18	31-Mar-18	Q1 2019 vs.Q4 2018	Q1 2019 vs.Q1 2018
Other service fees:
Debit card fees	$11,170	$11,868	$11,638	$(698)	$(468)
Insurance fees	12,791	14,362	12,599	(1,571)	192
Credit card fees	22,286	23,827	21,683	(1,541)	603
Sale and administration of investment products	5,259	5,824	5,355	(565)	(96)
Trust fees	4,716	4,677	5,097	39	(381)
Other fees	8,085	9,668	4,230	(1,583)	3,855

Total other service fees	$64,307	$70,226	$60,602	$(5,919)	$3,705

Popular, Inc.

Financial Supplement to First Quarter 2019 Earnings Release

Table G - Loans and Deposits

(Unaudited)

Loans - Ending Balances

				Variance
(In thousands)	31-Mar-19	31-Dec-18	31-Mar-18	Q1 2019 vs. Q4 2018	Q1 2019 vs. Q1 2018
Loans not covered under FDIC loss-sharing agreements:
Commercial	$12,058,310	$12,043,019	$11,468,507	$15,291	$589,803
Construction	791,320	779,449	893,391	11,871	(102,071)
Legacy [1]	24,404	25,949	31,167	(1,545)	(6,763)
Lease financing	963,232	934,773	838,383	28,459	124,849
Mortgage	7,207,180	7,235,258	7,064,644	(28,078)	142,536
Auto	2,742,095	2,608,785	886,474	133,310	1,855,621
Consumer	2,861,167	2,880,656	2,905,371	(19,489)	(44,204)

Total non-covered loans held-in-portfolio	$26,647,708	$26,507,889	$24,087,937	$139,819	$2,559,771
Loans covered under FDIC loss-sharing agreements	—	—	514,611	—	(514,611)

Total loans held-in-portfolio	$26,647,708	$26,507,889	$24,602,548	$139,819	$2,045,160

Loans held-for-sale:
Mortgage	43,985	51,422	77,701	(7,437)	(33,716)

Total loans held-for-sale	$43,985	$51,422	$77,701	$(7,437)	$(33,716)

Total loans	$26,691,693	$26,559,311	$24,680,249	$132,382	$2,011,444

[1]

The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the Popular U.S. segment.

Deposits - Ending Balances

				Variance
(In thousands)	31-Mar-19	31-Dec-18	31-Mar-18	Q1 2019 vs. Q4 2018	Q1 2019 vs.Q1 2018
Demand deposits [1]	$16,871,924	$16,077,023	$12,698,538	$794,901	$4,173,386
Savings, NOW and money market deposits (non-brokered)	15,806,355	15,616,247	16,225,871	190,108	(419,516)
Savings, NOW and money market deposits (brokered)	395,795	400,004	414,441	(4,209)	(18,646)
Time deposits (non-brokered)	7,724,161	7,500,544	7,655,903	223,617	68,258
Time deposits (brokered CDs)	81,603	116,221	139,340	(34,618)	(57,737)

Total deposits	$40,879,838	$39,710,039	$37,134,093	$1,169,799	$3,745,745

[1]	Includes interest and non-interest bearing demand deposits.

Popular, Inc.

Financial Supplement to First Quarter 2019 Earnings Release

Table H - Non-Performing Assets

(Unaudited)

							Variance
(Dollars in thousands)	31-Mar-19	As a % of loans HIP by category	31-Dec-18	As a % of loans HIP by category	31-Mar-18	As a % of loans HIP by category	Q1 2019 vs. Q4 2018	Q1 2019 vs. Q1 2018
Non-accrual loans:
Commercial	$169,154	1.4%	$184,026	1.5%	$158,279	1.4%	$(14,872)	$10,875
Construction	13,848	1.7	13,848	1.8	4,293	0.5	—	9,555
Legacy [1]	2,583	10.6	2,627	10.1	3,137	10.1	(44)	(554)
Lease financing	2,525	0.3	3,313	0.4	3,957	0.5	(788)	(1,432)
Mortgage	327,658	4.5	334,598	4.6	369,614	5.2	(6,940)	(41,956)
Auto	25,162	0.9	24,050	0.9	13,356	1.5	1,112	11,806
Consumer	45,272	1.6	48,625	1.7	54,160	1.9	(3,353)	(8,888)

Total non-performing loans held-in-portfolio, excluding covered loans	586,202	2.2%	611,087	2.3%	606,796	2.5%	(24,885)	(20,594)
Other real estate owned (“OREO”), excluding covered OREO	125,478		136,705		153,061		(11,227)	(27,583)

Total non-performing assets, excluding covered assets	711,680		747,792		759,857		(36,112)	(48,177)
Covered loans and OREO	—		—		18,928		—	(18,928)

Total non-performing assets [2]	$711,680		$747,792		$778,785		$(36,112)	$(67,105)

Accruing loans past due 90 days or more [3] [4]	$550,717		$612,543		$1,129,792		$(61,826)	$(579,075)

Ratios excluding covered loans:
Non-performing loans held-in-portfolio to loans held-in-portfolio	2.20%		2.31%		2.52%
Allowance for loan losses to loans held-in-portfolio	2.07		2.15		2.52
Allowance for loan losses to non-performing loans, excluding loans held-for-sale	93.93		93.17		100.03

Ratios including covered loans:
Non-performing assets to total assets	1.46%		1.57%		1.70%
Non-performing loans held-in-portfolio to loans held-in-portfolio	2.20		2.31		2.48
Allowance for loan losses to loans held-in-portfolio	2.07		2.15		2.60
Allowance for loan losses to non-performing loans, excluding loans held-for-sale	93.93		93.17		104.95

[1]

The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the Popular U.S. segment.

[2]	There were no non-performing loans held-for-sale as of March 31, 2019, December 31, 2018 and March 31, 2018.
[3]

It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured. These include loans rebooked, which were previously pooled into GNMA securities amounting to $106 million (December 31, 2018 - $134 million; March 31, 2018 - $535 million). Under the GNMA program, issuers such as BPPR have the option but not the obligation to repurchase loans that are 90 days or more past due. For accounting purposes, these loans subject to the repurchase option are required to be reflected on the financial statements of BPPR with an offsetting liability. These balances include $292 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of March 31, 2019 (December 31, 2018 - $283 million; March 31, 2018 - $194 million). Furthermore, the Corporation has approximately $67 million in reverse mortgage loans which are guaranteed by FHA, but which are currently not accruing interest. Due to the guaranteed nature of the loans, it is the Corporation’s policy to exclude these balances from non-performing assets (December 31, 2018 - $69 million; March 31, 2018 - $57 million).

[4]

The carrying value of loans accounted for under ASC Subtopic 310-30 that are contractually 90 days or more past due was $257 million at March 31, 2019 (December 31, 2018 - $216 million; March 31, 2018 - $274 million). This amount is excluded from the above table as the loans’ accretable yield interest recognition is independent from the underlying contractual loan delinquency status.

Popular, Inc.

Financial Supplement to First Quarter 2019 Earnings Release

Table I - Activity in Non-Performing Loans

(Unaudited)

Commercial loans held-in-portfolio:
	Quarter ended			Quarter ended
	31-Mar-19			31-Dec-18
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$182,950	$1,076	$184,026	$171,271	$1,414	$172,685
Plus:
New non-performing loans	10,554	2,220	12,774	25,366	1,158	26,524
Less:
Non-performing loans transferred to OREO	(962)	—	(962)	(1,075)	—	(1,075)
Non-performing loans charged-off	(17,918)	(50)	(17,968)	(3,482)	(32)	(3,514)
Loans returned to accrual status / loan collections	(8,331)	(385)	(8,716)	(9,130)	(1,464)	(10,594)

Ending balance NPLs	$166,293	$2,861	$169,154	$182,950	$1,076	$184,026

Construction loans held-in-portfolio:

	Quarter ended			Quarter ended
	31-Mar-19			31-Dec-18
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$1,788	$12,060	$13,848	$1,829	$17,866	$19,695
Less:
Non-performing loans charged-off	—	—	—	—	(5,806)	(5,806)
Loans returned to accrual status / loan collections	—	—	—	(41)	—	(41)

Ending balance NPLs	$1,788	$12,060	$13,848	$1,788	$12,060	$13,848

Mortgage loans held-in-portfolio:

	Quarter ended			Quarter ended
	31-Mar-19			31-Dec-18
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$323,565	$11,033	$334,598	$348,779	$12,306	$361,085
Plus:
New non-performing loans	47,228	1,820	49,048	46,187	2,352	48,539
Advances on existing non-performing loans	—	72	72	—	98	98
Less:
Non-performing loans transferred to OREO	(3,155)	(124)	(3,279)	(15,258)	(503)	(15,761)
Non-performing loans charged-off	(5,734)	(197)	(5,931)	(9,376)	(56)	(9,432)
Loans returned to accrual status / loan collections	(44,054)	(2,796)	(46,850)	(46,767)	(3,164)	(49,931)

Ending balance NPLs	$317,850	$9,808	$327,658	$323,565	$11,033	$334,598

Total non-performing loans held-in-portfolio (excluding consumer):

	Quarter ended			Quarter ended
	31-Mar-19			31-Dec-18
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$508,303	$26,796	$535,099	$521,879	$34,989	$556,868
Plus:
New non-performing loans	57,782	4,250	62,032	71,553	3,568	75,121
Advances on existing non-performing loans	—	79	79	—	114	114
Less:
Non-performing loans transferred to OREO	(4,117)	(124)	(4,241)	(16,333)	(503)	(16,836)
Non-performing loans charged-off	(23,652)	(247)	(23,899)	(12,858)	(5,881)	(18,739)
Loans returned to accrual status / loan collections	(52,385)	(3,442)	(55,827)	(55,938)	(5,491)	(61,429)

Ending balance NPLs [1]	$485,931	$27,312	$513,243	$508,303	$26,796	$535,099

[1]	Includes $2.6 million of NPLs related to the legacy portfolio as of March 31, 2019 (December 31, 2018 - $2.6 million).

Popular, Inc.

Financial Supplement to First Quarter 2019 Earnings Release

Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios

(Unaudited)

	Quarter ended	Quarter ended	Quarter ended
	31-Mar-19	31-Dec-18	31-Mar-18
(Dollars in thousands)	Total	Total	Non-covered loans	Covered loans	Total
Balance at beginning of period	$569,348	$633,718	$590,182	$33,244	$623,426
Provision for loan losses	41,825	42,568	69,333	1,730	71,063

	611,173	676,286	659,515	34,974	694,489

Net loans charged-off (recovered):
BPPR
Commercial	16,594	51,659	3,943	—	3,943
Construction	(17)	(720)	(208)	—	(208)
Lease financing	1,486	1,323	1,993	—	1,993
Mortgage	11,183	18,041	13,244	1,364	14,608
Consumer	24,983	26,176	22,255	—	22,255

Total BPPR	54,229	96,479	41,227	1,364	42,591

Popular U.S.
Commercial	2,834	1,081	6,830	—	6,830
Construction	(8)	5,806	—	—	—
Legacy [1]	(715)	(739)	(331)	—	(331)
Mortgage	229	(82)	(304)	—	(304)
Consumer	3,976	4,393	5,125	—	5,125

Total Popular U.S.	6,316	10,459	11,320	—	11,320

Total loans charged-off - Popular, Inc.	60,545	106,938	52,547	1,364	53,911

Balance at end of period	$550,628	$569,348	$606,968	$33,610	$640,578

POPULAR, INC.
Annualized net charge-offs to average loans held-in-portfolio	0.92%	1.63%	0.90%		0.90%
Provision for loan losses to net charge-offs	69.08%	39.81%	131.94%		131.82%
BPPR
Annualized net charge-offs to average loans held-in-portfolio	1.09%	1.96%	0.96%		0.96%
Provision for loan losses to net charge-offs	58.00%	45.05%	137.57%		137.23%
Popular U.S.
Annualized net charge-offs to average loans held-in-portfolio	0.38%	0.63%			0.72%
Provision for loan losses to net charge-offs	164.20%	(8.54)%			111.44%

[1]

The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the Popular U.S. segment.

Popular, Inc.

Financial Supplement to First Quarter 2019 Earnings Release

Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED

(Unaudited)

31-Mar-19
(Dollars in thousands)	Commercial	Construction	Legacy [1]	Mortgage	Lease financing	Consumer	Total
Specific ALLL	$33,476	$19	$—	$43,139	$321	$25,003	$101,958
Impaired loans	$383,494	$13,848	$—	$524,803	$1,018	$110,874	$1,034,037
Specific ALLL to impaired loans	8.73%	0.14%	—%	8.22%	31.53%	22.55%	9.86%

General ALLL	$191,013	$7,477	$829	$99,159	$8,788	$141,404	$448,670
Loans held-in-portfolio, excluding impaired loans	$11,674,816	$777,472	$24,404	$6,682,377	$962,214	$5,492,388	$25,613,671
General ALLL to loans held-in-portfolio, excluding impaired loans	1.64%	0.96%	3.40%	1.48%	0.91%	2.57%	1.75%

Total ALLL	$224,489	$7,496	$829	$142,298	$9,109	$166,407	$550,628
Total loans held-in-portfolio	$12,058,310	$791,320	$24,404	$7,207,180	$963,232	$5,603,262	$26,647,708
ALLL to loans held-in-portfolio	1.86%	0.95%	3.40%	1.97%	0.95%	2.97%	2.07%

[1]

The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the Popular U.S. reportable segment.

31-Dec-18
(Dollars in thousands)	Commercial	Construction	Legacy [1]	Mortgage	Lease financing	Consumer	Total
Specific ALLL	$52,190	$56	$—	$41,211	$320	$25,893	$119,670
Impaired loans	$398,518	$13,848	$—	$518,888	$1,099	$112,742	$1,045,095
Specific ALLL to impaired loans	13.10%	0.40%	—%	7.94%	29.12%	22.97%	11.45%

General ALLL	$186,925	$7,368	$969	$106,201	$11,166	$137,049	$449,678
Loans held-in-portfolio, excluding impaired loans	$11,644,501	$765,601	$25,949	$6,716,370	$933,674	$5,376,699	$25,462,794
General ALLL to loans held-in-portfolio, excluding impaired loans	1.61%	0.96%	3.73%	1.58%	1.20%	2.55%	1.77%

Total ALLL	$239,115	$7,424	$969	$147,412	$11,486	$162,942	$569,348
Total loans held-in-portfolio	$12,043,019	$779,449	$25,949	$7,235,258	$934,773	$5,489,441	$26,507,889
ALLL to loans held-in-portfolio	1.99%	0.95%	3.73%	2.04%	1.23%	2.97%	2.15%

[1]

The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the Popular U.S. reportable segment.

Variance
(Dollars in thousands)	Commercial	Construction	Legacy	Mortgage	Lease financing	Consumer	Total
Specific ALLL	$(18,714)	$(37)	$—	$1,928	$1	$(890)	$(17,712)
Impaired loans	$(15,024)	$—	$—	$5,915	$(81)	$(1,868)	$(11,058)

General ALLL	$4,088	$109	$(140)	$(7,042)	$(2,378)	$4,355	$(1,008)
Loans held-in-portfolio, excluding impaired loans	$30,315	$11,871	$(1,545)	$(33,993)	$28,540	$115,689	$150,877

Total ALLL	$(14,626)	$72	$(140)	$(5,114)	$(2,377)	$3,465	$(18,720)
Total loans held-in-portfolio	$15,291	$11,871	$(1,545)	$(28,078)	$28,459	$113,821	$139,819

Popular, Inc.

Financial Supplement to First Quarter 2019 Earnings Release

Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS

(Unaudited)

31-Mar-19
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL	$33,253	$19	$40,779	$321	$23,350	$97,722
General ALLL	155,678	803	97,077	8,788	124,315	386,661

Total ALLL	$188,931	$822	$137,856	$9,109	$147,665	$484,383

Loans held-in-portfolio:
Impaired loans	$381,803	$1,788	$515,365	$1,018	$101,887	$1,001,861
Loans held-in-portfolio, excluding impaired loans	7,009,319	89,584	5,860,223	962,214	5,073,149	18,994,489

Total loans held-in-portfolio	$7,391,122	$91,372	$6,375,588	$963,232	$5,175,036	$19,996,350

31-Dec-18
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL	$52,190	$56	$38,760	$320	$24,083	$115,409
General ALLL	155,024	830	104,218	11,166	120,511	391,749

Total ALLL	$207,214	$886	$142,978	$11,486	$144,594	$507,158

Loans held-in-portfolio:
Impaired	$398,518	$1,788	$509,468	$1,099	$104,235	$1,015,108
Loans held-in-portfolio, excluding impaired loans	6,974,125	84,167	5,923,855	933,674	4,952,543	18,868,364

Total loans held-in-portfolio	$7,372,643	$85,955	$6,433,323	$934,773	$5,056,778	$19,883,472

Variance
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL	$(18,937)	$(37)	$2,019	$1	$(733)	$(17,687)
General ALLL	654	(27)	(7,141)	(2,378)	3,804	(5,088)

Total ALLL	$(18,283)	$(64)	$(5,122)	$(2,377)	$3,071	$(22,775)

Loans held-in-portfolio:
Impaired	$(16,715)	$—	$5,897	$(81)	$(2,348)	$(13,247)
Loans held-in-portfolio, excluding impaired loans	35,194	5,417	(63,632)	28,540	120,606	126,125

Total loans held-in-portfolio	$18,479	$5,417	$(57,735)	$28,459	$118,258	$112,878

Popular, Inc.

Financial Supplement to First Quarter 2019 Earnings Release

Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - POPULAR U.S. OPERATIONS

(Unaudited)

31-Mar-19
Popular U.S.
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$223	$—	$—	$2,360	$1,653	$4,236
General ALLL	35,335	6,674	829	2,082	17,089	62,009

Total ALLL	$35,558	$6,674	$829	$4,442	$18,742	$66,245

Loans held-in-portfolio:
Impaired loans	$1,691	$12,060	$—	$9,438	$8,987	$32,176
Loans held-in-portfolio, excluding impaired loans	4,665,497	687,888	24,404	822,154	419,239	6,619,182

Total loans held-in-portfolio	$4,667,188	$699,948	$24,404	$831,592	$428,226	$6,651,358

31-Dec-18
Popular U.S.
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$—	$—	$—	$2,451	$1,810	$4,261
General ALLL	31,901	6,538	969	1,983	16,538	57,929

Total ALLL	$31,901	$6,538	$969	$4,434	$18,348	$62,190

Loans held-in-portfolio:
Impaired loans	$—	$12,060	$—	$9,420	$8,507	$29,987
Loans held-in-portfolio, excluding impaired loans	4,670,376	681,434	25,949	792,515	424,156	6,594,430

Total loans held-in-portfolio	$4,670,376	$693,494	$25,949	$801,935	$432,663	$6,624,417

Variance
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$223	$—	$—	$(91)	$(157)	$(25)
General ALLL	3,434	136	(140)	99	551	4,080

Total ALLL	$3,657	$136	$(140)	$8	$394	$4,055

Loans held-in-portfolio:
Impaired loans	$1,691	$—	$—	$18	$480	$2,189
Loans held-in-portfolio, excluding impaired loans	(4,879)	6,454	(1,545)	29,639	(4,917)	24,752

Total loans held-in-portfolio	$(3,188)	$6,454	$(1,545)	$29,657	$(4,437)	$26,941

Popular, Inc.

Financial Supplement to First Quarter 2019 Earnings Release

Table N - Reconciliation to GAAP Financial Measures

(Unaudited)

(In thousands, except share or per share information)	31-Mar-19	31-Dec-18	31-Mar-18
Total stockholders’ equity	$5,440,060	$5,435,057	$5,064,909
Less: Preferred stock	(50,160)	(50,160)	(50,160)
Less: Goodwill	(671,122)	(671,122)	(627,294)
Less: Other intangibles	(24,521)	(26,833)	(33,347)

Total tangible common equity	$4,694,257	$4,686,942	$4,354,108

Total assets	$48,680,607	$47,604,577	$45,756,761
Less: Goodwill	(671,122)	(671,122)	(627,294)
Less: Other intangibles	(24,521)	(26,833)	(33,347)

Total tangible assets	$47,984,964	$46,906,622	$45,096,120

Tangible common equity to tangible assets	9.78%	9.99%	9.66%
Common shares outstanding at end of period	96,629,891	99,942,845	102,189,914
Tangible book value per common share	$48.58	$46.90	$42.61

CONTACT:

Popular, Inc.

Investor Relations:

Paul Cardillo, 212-417-6721

Senior Vice President, Investor Relations Officer

or

Media Relations:

Teruca Rullán, 787-281-5170 or 917-679-3596 (mobile)

Senior Vice President, Corporate Communications